PRESS RELEASE
ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FOURTH QUARTER 2018 RESULTS
Atlanta, GA - January 31, 2018 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced earnings of $8.8 million, or $0.34 per diluted share, for the fourth quarter of 2018, compared to $6.5 million, or $0.25 per diluted share, in the third quarter of 2018. Net income for 2018 was $28.5 million, or $1.09 per diluted share, compared to a loss of $3.7 million, or ($0.15) per diluted share, for 2017.
On November 14, 2018, Atlantic Capital announced the sale of fourteen branches in Tennessee and northwest Georgia and the mortgage business. This branch divestiture includes the sale of approximately $585 million in deposits and $373 million in loans. The income and expenses related to these branches are included in discontinued operations and prior period financial information has been retrospectively adjusted for the impact of discontinued operations. Subject to customary closing conditions, including the receipt of all necessary regulatory approvals, the transaction is expected to be completed during the second quarter of 2019.
“Atlantic Capital’s results in the fourth quarter of 2018 and for all of 2018 reflect continued strength in our core Atlanta and national commercial businesses. We begin 2019 with solid momentum and good prospects for strong operating performance in our continuing operations,” remarked Douglas Williams, President and Chief Executive Officer.
Fourth Quarter Highlights(1)

•	Return on average assets of 1.21% and return on average equity of 10.90%.

•	Net income from continuing operations totaled $7.5 million, or $0.29 per diluted share, compared to $7.0 million, or $0.27 per diluted share in the third quarter of 2018.

•	Net interest margin from continuing operations was 3.66% compared to 3.48% for the third quarter of 2018.

•	Total loans held for investment increased $65.7 million, or 15.8% annualized, compared to September 30, 2018.

•	Average deposits from continuing operations increased $127.4 million, or 30.8% annualized, compared to the third quarter of 2018.

•	822,100 shares were repurchased in the fourth quarter totaling $14.2 million.

•	Noninterest income includes a $1.9 million loss on the sale of securities that were sold in the fourth quarter to help fund the cash owed to the buyer at the upcoming closing of the branch sale.

•	Provision for income taxes includes a $996,000 net benefit as a result of the pending transaction.
2018 Highlights

•	Net income from continuing operations totaled $28.1 million, or $1.07 per diluted share, compared to a loss of $4.8 million, or ($0.19) per diluted share in 2017.

•	Efficiency ratio - continuing operations improved to 57.9% from 70.4% in 2017.

•	Total loans held for investment increased $209.6 million, or 13.8%, compared to December 31, 2017.

•	Average deposits from continuing operations in the fourth quarter of 2018 increased $177 million, or 11.0%, compared to the fourth quarter of 2017.

•	Net charge-offs to average loans totaled 0.02% compared to 0.23% in 2017.

(1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate for 2018 and 35% for 2017 and prior. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table on page 16.

Income Statement
Taxable equivalent net interest income from continuing operations increased to $21.2 million in the fourth quarter of 2018 from $19.4 million in the third quarter of 2018, primarily as a result of higher loan balances and an increase in loan yields offset by an increase in the cost of interest bearing deposits. Net interest income from continuing operations does not currently reflect the planned decrease in net interest income necessary to fund the cash amount owed to the buyer at the closing of the branch sale in the second quarter of 2019. The Company anticipates funding the transaction with a combination of brokered deposits and proceeds from sold securities.
Net interest margin from continuing operations was 3.66% in the fourth quarter of 2018, an increase of 18 basis points from the third quarter of 2018, as a result of an increase in loan yields partially offset by higher cost of deposits. Following the close of the branch transaction in the second quarter of 2019, the Company anticipates the net interest margin to range from 3.50% to 3.55%.
The yield on loans from continuing operations in the fourth quarter of 2018 increased 27 basis points to 5.31% from the third quarter of 2018. Loan yields benefited from increases in 1 month LIBOR during the fourth quarter of 2018.
The cost of deposits from continuing operations in the fourth quarter of 2018 was 0.93%, an increase of 17 basis points from the third quarter of 2018. The cost of interest bearing deposits from continuing operations increased 24 basis points to 1.40% from the third quarter of 2018, driven by the increase in rates on money market accounts.
The provision for loan losses for continuing operations was $502,000 in the fourth quarter of 2018, a decrease compared to $845,000 in the third quarter of 2018. The Company recorded negative provision for loan losses totaling $3.1 million included in discontinued operations, primarily due to the classification of $373 million of loans to held for sale.
Noninterest income from continuing operations totaled $164,000 in the fourth quarter of 2018 compared to $2.3 million in the third quarter of 2018. The fourth quarter included a loss of $1.9 million on the sale of $63 million in investment securities to help fund the cash owed to the buyer at the closing of the upcoming branch sale.
SBA income totaled $425,000 in the fourth quarter of 2018, a decrease of $457,000 from the third quarter of 2018, partly as a result of the impact on the sale of SBA loans in December from the shutdown of the Small Business Administration. As of December 31, 2018, loans held for sale included $3.6 million in SBA 7a loans that the Company intends to sell.
Noninterest expense from continuing operations totaled $12.2 million in the fourth quarter of 2018, an increase of $336,000 compared to $11.9 million in the third quarter of 2018. Salaries and employee benefits expense increased by $241,000 from the third quarter of 2018 to $7.6 million in the fourth quarter, primarily from an increase in incentive expense. Compared to the third quarter of 2018, professional fees increased $151,000 in the fourth quarter due to higher consulting fees.
Income tax expense related to continuing operations totaled $1.1 million in the fourth quarter of 2018, compared to $1.9 million in the third quarter of 2018. In the fourth quarter of 2018, the Company recorded a $4.5 million favorable reduction of the valuation allowance on Federal deferred tax assets related to the limitations under Section 382 of the Internal Revenue Code. This reduction was offset by an unfavorable increase of $3.5 million in the valuation allowance related to state net operating losses and carryforwards that are not expected to be utilized.

Balance Sheet
Total loans held for investment were $1.73 billion at December 31, 2018, an increase of $65.7 million, or 15.8% annualized, from September 30, 2018. This included growth of $66.2 million, or 30.2% annualized, in commercial and industrial and owner occupied commercial real estate loans from September 30, 2018.
At December 31, 2018, the allowance for loan losses was $17.9 million, or 1.03% of loans held for investment, a decrease of $2.6 million from the $20.4 million allowance at September 30, 2018. This decrease included a $3.1 million reduction in the allowance for loan losses due to the transfer of the branch sale loans to held for sale.
Annualized net charge-offs to average loans were 0.00% in the fourth quarter of 2018, unchanged from the third quarter of 2018. Nonperforming assets from continuing operations totaled $4.1 million, or 0.14% of total assets, as of December 30, 2018, compared to $3.1 million, or 0.11% of total assets, as of September 30, 2018.
Total average deposits from continuing operations were $1.78 billion for the fourth quarter of 2018, an increase of $127.4 million from the third quarter of 2018. This included increases in large, year-end deposits that the Company anticipates will decrease in the first quarter of 2019.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, February 1, 2019, to discuss the financial results for the quarter ended December 31, 2018. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 89772886. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent interest income; (ii) taxable equivalent net interest income; (iii) taxable equivalent net interest margin; (iv) taxable equivalent income before income taxes; (v) taxable equivalent income tax expense; (vi) tangible assets; (vii) tangible common equity; and (viii) tangible book value per common share, in its analysis of the Company's performance. Tangible common equity excludes goodwill and other intangible assets from shareholders' equity.
Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations, and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non-GAAP financial measures presented by other companies.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.
About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc. is a $2.96 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers banking, treasury management, capital markets and mortgage services to privately held companies and individuals in Atlanta, eastern Tennessee, and northwest Georgia. Atlantic Capital also provides specialized financial services to select clients nationally.

Media Contact:
Ashley Carson
Email: ashley.carson@atlcapbank.com
Phone: 404-995-6050

Financial Contact:
Patrick Oakes
Email: patrick.oakes@atlcapbank.com
Phone: 404-995-6050

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2018				2017	For the year ended December 31,
(in thousands, except share and per share data; taxable equivalent)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2018	2017
INCOME SUMMARY (1)
Interest income (2)	$26,725	$24,114	$22,934	$21,382	$20,383	$95,155	$76,724
Interest expense	5,560	4,720	4,392	3,841	3,454	18,513	12,986
Net interest income	21,165	19,394	18,542	17,541	16,929	76,642	63,738
Provision for loan losses	502	845	(173)	772	282	1,946	3,218
Net interest income after provision for loan losses	20,663	18,549	18,715	16,769	16,647	74,696	60,520
Noninterest income	164	2,255	4,466	3,162	2,748	10,047	12,179
Noninterest expense	12,208	11,872	12,623	13,288	15,333	49,991	52,834
Income from continuing operations before income taxes	8,619	8,932	10,558	6,643	4,062	34,752	19,865
Income tax expense	1,136	1,934	2,180	1,452	19,370	6,702	24,621
Net income (loss) from continuing operations	7,483	6,998	8,378	5,191	(15,308)	28,050	(4,756)
Income (loss) from discontinued operations, net of tax	1,347	(485)	(227)	(153)	(29)	482	1,030
Net income (loss)	$8,830	$6,513	$8,151	$5,038	$(15,337)	$28,532	$(3,726)

PER SHARE DATA
Diluted earnings (loss) per share - continuing operations	$0.29	$0.27	$0.32	$0.20	$(0.60)	$1.07	$(0.19)
Diluted earnings (loss) per share - discontinued operations	0.05	(0.02)	(0.01)	(0.01)	—	0.02	0.04
Diluted earnings (loss) per share	0.34	0.25	0.31	0.19	(0.60)	1.09	(0.15)
Book value per share	12.80	12.27	12.14	11.91	11.99	12.80	11.99
Tangible book value per common share (3)	11.88	11.37	11.23	10.98	11.05	11.88	11.05

PERFORMANCE MEASURES
Return on average equity	10.90%	8.07%	10.46%	6.66%	(18.66)%	9.05%	(1.17)%
Return on average assets	1.21	0.92	1.20	0.76	(2.24)	1.03	(0.14)
Taxable equivalent net interest margin - continuing operations	3.66	3.48	3.51	3.39	3.23	3.50	3.07
Efficiency ratio - continuing operations	57.50	55.09	55.10	64.50	78.78	57.93	70.44

CAPITAL
Average equity to average assets	11.11%	11.41%	11.50%	11.34%	11.99%	11.34%	11.72%
Tangible common equity to tangible assets	10.25	10.38	10.99	10.50	9.91	10.25	9.91
Tier 1 capital ratio	11.5 (6)	11.8	12.0	11.3	11.2	11.5 (6)	11.2
Total risk based capital ratio	14.2 (6)	14.7	15.0	14.3	14.1	14.2 (6)	14.1
Number of common shares outstanding - basic	25,290,419	26,103,666	26,102,217	25,772,208	25,712,909	25,290,419	25,712,909
Number of common shares outstanding - diluted	25,480,233	26,281,849	26,336,871	26,000,216	25,891,225	25,480,233	25,891,225

ASSET QUALITY
Allowance for loan losses to loans held for investment (4)	1.03%	1.00%	1.01%	1.01%	1.00%	1.03%	1.00%
Net charge-offs to average loans (5)	—	—	0.03	0.05	(0.04)	0.02	0.23
Non-performing assets to total assets	0.20	0.13	0.14	0.13	0.14	0.20	0.14

(1)On November 14, 2018, Atlantic Capital entered into an agreement with FirstBank to sell its Tennessee and northwest Georgia banking operations, including 14 branches and the mortgage business. The banking business and branches to be sold to FirstBank are reported as discontinued operations. Discontinued operations have been reported retrospectively for all periods presented. (2)Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for all periods ending in 2018 and 35% for all periods ending in 2017, reflecting the statutory federal income tax rates. (3)Excludes effect of acquisition related intangibles. (4)The fourth quarter 2018 ratio is calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations. (5)Annualized. (6)Amounts are estimates as of 12/31/18.

ATLANTIC CAPITAL BANCSHARES, INC.
Financial Information from Discontinued Operations

Assets and Liabilities from Discontinued Operations

(in thousands)	December 31, 2018
Cash	$4,234
Loans held for sale - discontinued operations	373,030
Premises held for sale - discontinued operations	7,722
Goodwill - discontinued operations	6,290
Other assets	1,405
Total assets	$392,681

Deposits to be assumed - discontinued operations	$585,429
Securities sold under agreements to repurchase - discontinued operations	6,220
Total liabilities	$591,649
Net liabilities	$(198,968)

Components of Net Income (Loss) from Discontinued Operations

	2018				2017	For the year ended December 31,
(in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2018	2017

Net interest income	$3,225	$3,266	$3,570	$4,079	$4,393	$14,140	$18,310
Provision for loan losses	(3,097)	—	—	—	—	(3,097)	—
Net interest income after provision	6,322	3,266	3,570	4,079	4,393	17,237	18,310
Service charges	483	474	480	485	484	1,922	2,342
Mortgage income	320	315	363	304	290	1,302	1,255
Other income	47	22	22	32	46	123	413
Total noninterest income	850	811	865	821	820	3,347	4,010
Salaries and employee benefits	2,757	2,820	3,010	3,127	3,300	11,714	12,245
Occupancy	479	556	511	470	523	2,016	2,073
Equipment and software	158	217	203	201	193	779	1,108
Amortization of intangibles	271	296	319	343	367	1,229	1,653
Communications and data processing	440	381	346	362	394	1,529	1,524
Divestiture expense	825	—	—	—	—	825	—
Other noninterest expense	446	453	349	601	484	1,849	2,028
Total noninterest expense	5,376	4,723	4,738	5,104	5,261	19,941	20,631
Net income (loss) before provision for income taxes	1,796	(646)	(303)	(204)	(48)	643	1,689
Provision (benefit) for income taxes	449	(161)	(76)	(51)	(19)	161	659
Net income (loss) from discontinued operations	$1,347	$(485)	$(227)	$(153)	$(29)	$482	$1,030

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	December 31,	September 30,	December 31,
(in thousands, except share data)	2018	2018	2017
ASSETS
Cash and due from banks	$42,895	$28,007	$38,086
Interest-bearing deposits in banks	216,040	140,682	281,247
Other short-term investments	9,457	20,898	10,681
Cash and cash equivalents	268,392	189,587	330,014
Investment securities available-for-sale	402,486	465,756	449,117
Other investments	29,236	33,021	32,174
Loans held for sale	5,889	1,886	1,487
Loans held for sale - discontinued operations(1)	373,030	376,081	415,335
Loans held for investment(1)	1,728,073	1,662,353	1,518,504
Less: allowance for loan losses(2)	(17,851)	(20,443)	(19,344)
Loans held for investment, net	1,710,222	1,641,910	1,499,160
Premises held for sale - discontinued operations(1)	7,722	7,158	7,958
Premises and equipment, net(1)	9,779	10,213	4,096
Bank owned life insurance	65,149	64,769	63,667
Goodwill - discontinued operations(1)	6,290	6,290	6,310
Goodwill and intangible assets, net(1)	19,788	20,267	21,323
Other real estate owned	874	968	1,215
Other assets	56,583	64,815	59,565
Total assets	$2,955,440	$2,882,721	$2,891,421

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$602,252	$518,155	$596,328
Interest-bearing checking	252,490	407,214	203,113
Savings	725	698	530
Money market	987,183	759,583	925,536
Time	10,623	10,396	10,812
Brokered deposits	99,241	79,119	128,816
Deposits to be assumed - discontinued operations(1)	585,429	604,659	585,530
Total deposits	2,537,943	2,379,824	2,450,665
Securities sold under agreements to repurchase - discontinued operations(1)	6,220	8,904	—
Federal Home Loan Bank borrowings	—	83,000	45,000
Long-term debt	49,704	49,662	49,535
Other liabilities	37,920	41,094	37,796
Total liabilities	2,631,787	2,562,484	2,582,996

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2018, September 30, 2018, and December 31, 2017	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 25,290,419, 26,103,666, and 25,712,909 shares issued and outstanding as of December 31, 2018, September 30, 2018, and December 31, 2017, respectively	291,771	305,300	299,474
Retained earnings	42,187	33,357	12,810
Accumulated other comprehensive (loss) income	(10,305)	(18,420)	(3,859)
Total shareholders’ equity	323,653	320,237	308,425
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,955,440	$2,882,721	$2,891,421

(1)Assets and liabilities related to the sale of Tennessee and northwest Georgia banking operations were classified as held for sale as of December 31, 2018, and prior periods have been adjusted retrospectively. (2)The allowance for loan losses has not been adjusted retrospectively for discontinued operations in prior periods.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended					Year ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
INTEREST INCOME
Loans, including fees	$22,752	$20,117	$19,269	$17,972	$17,076	$80,110	$64,436
Investment securities available-for-sale	2,844	2,789	2,687	2,592	2,510	10,912	9,181
Interest and dividends on other interest‑earning assets	1,032	1,111	880	715	584	3,738	2,201
Total interest income	26,628	24,017	22,836	21,279	20,170	94,760	75,818

INTEREST EXPENSE
Interest on deposits	4,185	3,182	2,715	2,424	2,282	12,506	7,934
Interest on Federal Home Loan Bank advances	487	637	766	509	323	2,399	1,536
Interest on federal funds purchased and securities sold under agreements to repurchase	60	77	88	79	26	304	222
Interest on long-term debt	828	824	823	829	823	3,304	3,294
Total interest expense	5,560	4,720	4,392	3,841	3,454	18,513	12,986

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	21,068	19,297	18,444	17,438	16,716	76,247	62,832
Provision for loan losses	502	845	(173)	772	282	1,946	3,218
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,566	18,452	18,617	16,666	16,434	74,301	59,614

NONINTEREST INCOME
Service charges	876	804	828	707	722	3,215	2,734
Gains (losses) on sale of securities	(1,853)	—	(2)	—	17	(1,855)	(63)
Gains (losses) on sale of other assets	—	58	(166)	(46)	(46)	(154)	742
Trust income	—	—	507	518	482	1,025	1,814
Derivatives income	154	20	20	114	94	308	156
Bank owned life insurance	380	379	378	369	384	1,506	1,530
SBA lending activities	425	882	997	1,302	843	3,606	4,129
Gain on sale of trust company	—	—	1,681	—	—	1,681	—
Other noninterest income	182	112	223	198	252	715	1,137
Total noninterest income	164	2,255	4,466	3,162	2,748	10,047	12,179

NONINTEREST EXPENSE
Salaries and employee benefits	7,573	7,332	7,911	8,950	9,998	31,766	33,130
Occupancy	655	732	700	885	633	2,972	2,516
Equipment and software	783	747	701	586	679	2,817	2,341
Professional services	947	796	943	825	1,205	3,511	4,591
Postage, printing and supplies	30	55	44	37	84	166	244
Communications and data processing	772	566	657	681	717	2,676	2,625
Marketing and business development	224	211	135	140	150	710	798
FDIC premiums	157	154	143	108	156	562	697
Merger and conversion costs	—	—	—	—	—	—	304
Other noninterest expense	1,067	1,279	1,389	1,076	1,711	4,811	5,588
Total noninterest expense	12,208	11,872	12,623	13,288	15,333	49,991	52,834

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	8,522	8,835	10,460	6,540	3,849	34,357	18,959
Provision for income taxes	1,039	1,837	2,082	1,349	19,157	6,307	23,715
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	7,483	6,998	8,378	5,191	(15,308)	28,050	(4,756)
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations	$1,796	$(646)	$(303)	$(204)	$(48)	$643	$1,689
Provision (benefit) for income taxes	449	(161)	(76)	(51)	(19)	161	659
Net income (loss) from discontinued operations	1,347	(485)	(227)	(153)	(29)	482	1,030
NET INCOME (LOSS)	$8,830	$6,513	$8,151	$5,038	$(15,337)	$28,532	$(3,726)

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited) (1)

(in thousands, except share and per share data)	Three months ended					Year ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net Income (Loss) per Common Share ‑ Basic
Net income (loss) per common share - continuing operations	$0.29	$0.27	$0.32	$0.20	$(0.60)	$1.08	$(0.19)
Net income (loss) per common share - discontinued operations	0.05	(0.02)	(0.01)	(0.01)	—	0.02	0.04
Net Income (Loss) per Common Share ‑ Basic	$0.34	$0.25	$0.31	$0.19	$(0.60)	$1.10	$(0.15)
Net Income (Loss) per Common Share ‑ Diluted
Net income (loss) per common share - continuing operations	$0.29	$0.27	$0.32	$0.20	$(0.60)	$1.07	$(0.19)
Net income (loss) per common share - discontinued operations	0.05	(0.02)	(0.01)	(0.01)	—	0.02	0.04
Net Income (Loss) per Common Share ‑ Diluted	$0.34	$0.25	$0.31	$0.19	$(0.60)	$1.09	$(0.15)

Weighted average shares - basic	25,919,445	26,103,397	26,010,914	25,750,824	25,723,548	25,947,038	25,592,731
Weighted average shares - diluted	26,043,799	26,254,772	26,200,026	25,945,773	25,888,064	26,111,755	25,822,085

(1)Discontinued operations have been reported retrospectively for all periods presented.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended
	December 31, 2018			September 30, 2018
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$111,988	$638	2.26%	$128,248	$647	2.00%
Other short-term investments	19,078	142	2.95	21,985	157	2.83
Investment securities:
Taxable investment securities	376,163	2,362	2.49	385,834	2,315	2.38
Non-taxable investment securities(1)	74,302	579	3.09	75,514	571	3.00
Total investment securities	450,465	2,941	2.59	461,348	2,886	2.48
Loans - continuing operations	1,699,801	22,752	5.31	1,583,459	20,117	5.04
FHLB and FRB stock	15,985	252	6.25	17,624	307	6.91
Total interest-earning assets - continuing operations	2,297,317	26,725	4.62	2,212,664	24,114	4.32
Loans held for sale - discontinued operations	377,052	4,509	4.74	380,358	4,502	4.70
Total interest-earning assets	2,674,369	31,234	4.63	2,593,022	28,616	4.38
Non-earning assets	216,958			212,718
Total assets	$2,891,327			$2,805,740
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,079,178	3,601	1.32	1,012,953	2,791	1.09
Time deposits	10,116	33	1.29	10,406	30	1.14
Brokered deposits	93,558	551	2.34	67,937	361	2.11
Total interest-bearing deposits	1,182,852	4,185	1.40	1,091,296	3,182	1.16
Total borrowings	91,155	547	2.38	134,609	714	2.10
Total long-term debt	49,677	828	6.61	49,634	824	6.59
Total interest-bearing liabilities - continuing operations	1,323,684	5,560	1.67	1,275,539	4,720	1.47
Interest-bearing liabilities - discontinued operations	472,162	1,284	1.08	473,388	1,236	1.04
Total interest-bearing liabilities	1,795,846	6,844	1.51	1,748,927	5,956	1.35
Demand deposits	597,240			561,355
Demand deposits - discontinued operations	135,774			136,572
Other liabilities	41,120			38,796
Shareholders' equity	321,347			320,090
Total liabilities and shareholders' equity	$2,891,327			$2,805,740
Net interest spread - continuing operations			2.95%			2.85%
Net interest income and net interest margin - continuing operations(2)		$21,165	3.66%		$19,394	3.48%
Net interest income and net interest margin(2)		$24,390	3.62%		$22,660	3.47%

Non-taxable equivalent net interest margin			3.60%			3.45%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rates.
(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Year ended
	December 31, 2018			December 31, 2017
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate

Assets
Interest bearing deposits in other banks	$104,145	$2,244	2.15%	$85,525	$916	1.07%
Other short-term investments	15,210	426	2.80	14,266	270	1.89
Investment securities:
Taxable investment securities	379,035	9,005	2.38	366,309	7,221	1.97
Non-taxable investment securities(1)	76,064	2,302	3.03	81,466	2,866	3.52
Total investment securities	455,099	11,307	2.48	447,775	10,087	2.25
Loans - continuing operations	1,599,916	80,110	5.01	1,506,862	64,436	4.28
FHLB and FRB stock	17,710	1,068	6.03	18,528	1,015	5.48
Total interest-earning assets - continuing operations	2,192,080	95,155	4.34	2,072,956	76,724	3.70
Loans held for sale - discontinued operations	377,098	18,224	4.83	429,247	20,453	4.76
Total interest-earning assets	2,569,178	113,379	4.41	2,502,203	97,177	3.88
Non-earning assets	211,393			217,455
Total assets	$2,780,571			$2,719,658
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,001,025	10,627	1.06	868,999	5,921	0.68
Time deposits	10,046	115	1.14	11,345	53	0.47
Brokered deposits	84,105	1,764	2.10	168,685	1,960	1.16
Total interest-bearing deposits	1,095,176	12,506	1.14	1,049,029	7,934	0.76
Total borrowings	139,422	2,703	1.94	175,060	1,758	1.00
Total long-term debt	49,613	3,304	6.66	49,444	3,294	6.66
Total interest-bearing liabilities - continuing operations	1,284,211	18,513	1.44	1,273,533	12,986	1.02
Interest-bearing liabilities - discontinued operations	467,101	4,084	0.87	466,777	2,143	0.46
Total interest-bearing liabilities	1,751,312	22,597	1.29	1,740,310	15,129	0.87
Demand deposits	538,110			490,495
Demand deposits - discontinued operations	137,905			140,551
Other liabilities	37,991			29,497
Shareholders' equity	315,253			318,805
Total liabilities and shareholders' equity	$2,780,571			$2,719,658
Net interest spread - continuing operations			2.90%			2.68%
Net interest income and net interest margin - continuing operations(2)		$76,642	3.50%		$63,738	3.07%
Net interest income and net interest margin(2)		$90,782	3.53%		$82,048	3.28%

Non-taxable equivalent net interest margin			3.52%			3.24%

(1) Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21% for the year ended December 31, 2018 and 35% for the year ended December 31, 2017, reflecting the statutory federal income tax rates.

(2) Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans(1)

(dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Linked Quarter Change	Year Over Year Change

Loans held for sale
Loans held for sale	$5,889	$1,886	$1,612	$835	$1,487	$4,003	$4,402
Loans held for sale - discontinued operations	373,030	376,081	382,848	397,212	415,335	(3,051)	(42,305)
Total loans held for sale	$378,919	$377,967	$384,460	$398,047	$416,822	$952	$(37,903)

Loans held for investment
Commercial loans:
Commercial and industrial	$645,374	$581,632	$546,381	$558,536	$538,917	$63,742	$106,457
Commercial real estate:
Multifamily	88,826	108,001	92,013	92,016	91,475	(19,175)	(2,649)
Owner occupied	298,291	295,801	265,576	260,270	250,588	2,490	47,703
Investment	407,711	409,145	386,072	389,410	411,923	(1,434)	(4,212)
Construction and land:
1-4 family residential construction	1,006	—	378	287	335	1,006	671
Other construction, development, and land	155,226	147,114	134,764	131,466	101,466	8,112	53,760
Mortgage warehouse loans	27,967	27,838	38,352	44,575	39,981	129	(12,014)
Total commercial loans	1,624,401	1,569,531	1,463,536	1,476,560	1,434,685	54,870	189,716

Residential:
Residential mortgages	32,800	24,904	20,270	19,446	12,960	7,896	19,840
Home equity	22,822	33,410	32,638	34,673	39,407	(10,588)	(16,585)
Total residential loans	55,622	58,314	52,908	54,119	52,367	(2,692)	3,255

Consumer	25,851	26,825	25,531	23,214	21,959	(974)	3,892
Other	24,712	10,579	12,409	11,769	13,303	14,133	11,409
	1,730,586	1,665,249	1,554,384	1,565,662	1,522,314	65,337	208,272
Less net deferred fees and other unearned income	(2,513)	(2,896)	(2,921)	(3,453)	(3,810)	383	1,297
Total loans held for investment	$1,728,073	$1,662,353	$1,551,463	$1,562,209	$1,518,504	$65,720	$209,569

Total loans	$2,106,992	$2,040,320	$1,935,923	$1,960,256	$1,935,326	$66,672	$171,666

(1)Loans held for sale-discontinued operations and loans held for investment have been adjusted retrospectively for all periods presented for the impact of discontinued operations.

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2018				2017
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Balance at beginning of period	$20,443	$19,583	$19,885	$19,344	$18,870
Provision for loan losses	595	758	(173)	811	312
Provision for loan losses (reversal of provision) - discontinued operations	(3,097)	—	—	—	—
Provision for PCI loan losses	(93)	87	—	(39)	(30)
Loans charged-off:
Commercial and industrial	—	—	—	(126)	—
Commercial real estate	—	—	(50)	—	—
Construction and land	—	—	—	—	—
Residential mortgages	(5)	—	—	(70)	—
Home equity	—	—	(102)	(58)	—
Consumer	(3)	—	(10)	(3)	(13)
Other	—	—	—	—	—
Total loans charged-off	(8)	—	(162)	(257)	(13)
Recoveries on loans previously charged-off:
Commercial and industrial	—	—	—	19	192
Commercial real estate	—	—	28	—	—
Construction and land	—	—	—	—	1
Residential mortgages	4	—	—	—	—
Home equity	—	—	—	—	—
Consumer	7	15	5	7	12
Other	—	—	—	—	—
Total recoveries	11	15	33	26	205
Net charge-offs	$3	$15	$(129)	$(231)	$192
Balance at period end (1)	$17,851	$20,443	$19,583	$19,885	$19,344

Loans
Loans held for sale	$5,889	$1,886	$1,612	$835	$1,487
Loans held for sale - discontinued operations	373,030	376,081	382,848	397,212	415,335
Loans held for investment - continuing operations	1,728,073	1,662,353	1,551,463	1,562,209	1,518,504
Total loans	$2,106,992	$2,040,320	$1,935,923	$1,960,256	$1,935,326

Non-performing loans - continuing operations (4)	$3,252	$2,160	$1,697	$1,941	$1,915
Non-performing loans - discontinued operations	1,924	556	709	560	997
Total non-performing loans	5,176	2,716	2,406	2,501	2,912
Foreclosed properties (OREO)	874	968	1,288	927	1,215
Total nonperforming assets	$6,050	$3,684	$3,694	$3,428	$4,127

Allowance for loan losses to loans held for investment (2)	1.03%	1.00%	1.01%	1.01%	1.00%
Net charge-offs to average loans (3)	—	—	0.03	0.05	(0.04)

Non-performing loans as a percentage of total loans - continuing operations (4)	0.19%	0.13%	0.11%	0.12%	0.13%
Non-performing loans as a percentage of total loans - discontinued operations (4)	0.52	0.15	0.19	0.14	0.24
Non-performing loans as a percentage of total loans (4)	0.25	0.13	0.12	0.13	0.15

Non-performing assets as a percentage of total assets - continuing operations (4)	0.14%	0.11%	0.11%	0.11%	0.11%
Non-performing assets as a percentage of total assets - discontinued operations (4)	0.07	0.02	0.03	0.02	0.03
Non-performing assets as a percentage of total assets (4)	0.20	0.13	0.14	0.13	0.14

(1) The allowance for loan losses has not been adjusted retrospectively for discontinued operations in prior periods. (2) The fourth quarter 2018 ratio is calculated on a continuing operations basis. Prior period ratios have not been retroactively adjusted for the impact of discontinued operations. (3) Annualized. (4) Excludes non-performing PCI loans.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	Linked Quarter Change	Year Over Year Change

DDA	$602,252	$518,155	$464,282	$472,181	$596,328	$84,097	$5,924
NOW	252,490	407,214	241,461	214,333	203,113	(154,724)	49,377
Savings	725	698	951	3,593	530	27	195
Money market	987,183	759,583	647,247	699,311	925,536	227,600	61,647
Time	10,623	10,396	10,359	3,074	10,812	227	(189)
Brokered	99,241	79,119	92,656	112,376	128,816	20,122	(29,575)
Total deposits - continuing operations	1,952,514	1,775,165	1,456,956	1,504,868	1,865,135	177,349	87,379
Deposits to be assumed - discontinued operations	585,429	604,659	609,631	591,432	585,530	(19,230)	(101)
Total deposits	$2,537,943	$2,379,824	$2,066,587	$2,096,300	$2,450,665	$158,119	$87,278

Payments clients	$397,608	$258,320	$251,748	$311,943	$405,873	$139,288	$(8,265)

Average Deposits

	2018				2017	Linked Quarter Change	Q4 2018 vs Q4 2017
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

DDA	$597,239	$561,355	$489,722	$502,829	$509,301	$35,884	$87,938
NOW	280,449	314,759	287,283	236,796	240,891	(34,310)	39,558
Savings	712	616	674	527	436	96	276
Money market	798,017	697,578	645,034	697,092	713,118	100,439	84,899
Time	10,117	10,406	9,855	9,800	10,643	(289)	(526)
Brokered	93,558	67,937	100,425	117,787	128,594	25,621	(35,036)
Total deposits - continuing operations	1,780,092	1,652,651	1,532,993	1,564,831	1,602,983	127,441	177,109
Deposits to be assumed - discontinued operations	600,769	601,421	602,832	589,054	591,866	(652)	8,903
Total deposits	$2,380,861	$2,254,072	$2,135,825	$2,153,885	$2,194,849	$126,789	$186,012

Payments clients	$263,800	$227,029	$219,016	$256,794	$234,558	$36,771	$29,242

Noninterest bearing deposits as a percentage of average deposits - continuing operations	33.6%	34.0%	31.9%	32.1%	31.8%
Cost of deposits - continuing operations	0.93%	0.76%	0.71%	0.63%	0.56%

ATLANTIC CAPITAL BANCSHARES, INC.
Discontinued Operations Information

	Q4 2018
(in thousands, except per share data)	Actual Results (GAAP)	Discontinued Operations Adjustments(1)	Loss on Sale of Securities	DTA Adjustment(2)	Adjusted Results (Non-GAAP)
Net interest income	$21,068	$—	$—	$—	$21,068
Provision for loan losses	502	—	—	—	502
Net interest income after provision for loan losses	20,566	—	—	—	20,566
Noninterest income	164	—	1,853	—	2,017
Noninterest expense	12,208	—	—	—	12,208
Income from continuing operations before income tax	8,522	—	1,853	—	10,375
Provision for income taxes	1,039	—	463	996	2,498
Net income from continuing operations	7,483	—	1,390	(996)	7,877
Income (loss) from discontinued operations	1,347	(1,704)	—	—	(357)
Net income	$8,830	$(1,704)	$1,390	$(996)	$7,520

Diluted earnings per share - continuing operations	$0.29				$0.30
Diluted earnings per share	0.34				0.29

(1)Includes negative provision for loan losses and divestiture expenses, net of tax.
(2)Represents a $4.5 million favorable reduction of the valuation allowance on deferred tax assets related to Section 382 limitation offset by an unfavorable increase of $3.5 million in the valuation allowance related to deferred taxes on state net operating loss utilization.

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

	2018				2017	For the year ended December 31,
(in thousands, except share and per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2018	2017

Taxable equivalent interest income reconciliation
Interest income - GAAP	$26,628	$24,017	$22,836	$21,279	$20,170	$94,760	$75,818
Taxable equivalent adjustment	97	97	98	103	213	395	906
Interest income - taxable equivalent	$26,725	$24,114	$22,934	$21,382	$20,383	$95,155	$76,724

Taxable equivalent net interest income reconciliation
Net interest income - GAAP	$21,068	$19,297	$18,444	$17,438	$16,716	$76,247	$62,832
Taxable equivalent adjustment	97	97	98	103	213	395	906
Net interest income - taxable equivalent	$21,165	$19,394	$18,542	$17,541	$16,929	$76,642	$63,738

Taxable equivalent net interest margin reconciliation
Net interest margin - GAAP	3.60%	3.45%	3.52%	3.49%	3.35%	3.52%	3.24%
Impact of taxable equivalent adjustment	0.02	0.02	0.02	0.02	0.04	0.01	0.04
Net interest margin - taxable equivalent	3.62%	3.47%	3.54%	3.51%	3.39%	3.53%	3.28%

Income before income taxes reconciliation
Income before income taxes - GAAP	$8,522	$8,835	$10,460	$6,540	$3,849	$34,357	$18,959
Taxable equivalent adjustment	97	97	98	103	213	395	906
Income before income taxes	$8,619	$8,932	$10,558	$6,643	$4,062	$34,752	$19,865

Income tax reconciliation
Income tax expense - GAAP	$1,039	$1,837	$2,082	$1,349	$19,157	$6,307	$23,715
Taxable equivalent adjustment	97	97	98	103	213	395	906
Income tax expense	$1,136	$1,934	$2,180	$1,452	$19,370	$6,702	$24,621

Tangible book value per common share reconciliation
Total shareholders’ equity	$323,653	$320,237	$316,770	$307,059	$308,425	$323,653	$308,425
Intangible assets	(23,095)	(23,367)	(23,662)	(24,050)	(24,393)	(23,095)	(24,393)
Total tangible common equity	$300,558	$296,870	$293,108	$283,009	$284,032	$300,558	$284,032
Common shares outstanding	25,290,419	26,103,666	26,102,217	25,772,208	25,712,909	25,290,419	25,712,909
Book value per common share - GAAP	$12.80	$12.27	$12.14	$11.91	$11.99	$12.80	$11.99
Tangible book value	11.88	11.37	11.23	10.98	11.05	11.88	11.05

Tangible common equity to tangible assets reconciliation
Total shareholders’ equity	$323,653	$320,237	$316,770	$307,059	$308,425	$323,653	$308,425
Intangible assets	(23,095)	(23,367)	(23,662)	(24,050)	(24,393)	(23,095)	(24,393)
Total tangible common equity	$300,558	$296,870	$293,108	$283,009	$284,032	$300,558	$284,032

Total assets	$2,955,440	$2,882,721	$2,690,674	$2,718,665	$2,891,421	$2,955,440	$2,891,421
Intangible assets	(23,095)	(23,367)	(23,662)	(24,050)	(24,393)	(23,095)	(24,393)
Total tangible assets	$2,932,345	$2,859,354	$2,667,012	$2,694,615	$2,867,028	$2,932,345	$2,867,028
Tangible common equity to tangible assets	10.25%	10.38%	10.99%	10.50%	9.91%	10.25%	9.91%